Exhibit 23.(ii)

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Post-Effective Amendment No.1 to Registration Statement No. 333-250022 on Form S-1 of our report dated March 25, 2022, relating to the statutory basis financial statements of MEMBERS Life Insurance Company, appearing in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 6, 2022